TERMS SUPPLEMENT NO. 29 dated October 12, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program
Filed pursuant to Rule 433
Registration Statement No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This terms supplement relates to 13 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Issue Price:	100.00%

	Initial	Coupon			Share		Aggregate
	Reference	Rate	Knock-In	Knock-In	Redemption	Maturity	Face Amount	Fees and	Proceeds	CUSIP/ISIN
Reference Share (Ticker)	Level	Per Annum	Level	Price	Amount	Date	of Notes	Commissions	to Issuer	of Notes

Force Protection, Inc. (FRPT)	[•]	33.00%	70%	[•]	[•]	January 31, 2008	[•]	[•]	[•]	28264QLU6/US28264QLU65
IntercontinentalExchange, Inc. (ICE)	[•]	9.45%	75%	[•]	[•]	January 31, 2008	[•]	[•]	[•]	28264QLV4/US28264QLV49
Overstock.com, Inc. (OSTK)	[•]	21.10%	70%	[•]	[•]	January 31, 2008	[•]	[•]	[•]	28264QLW2/US28264QLW22
Valueclick, Inc. (VCLK)	[•]	25.20%	70%	[•]	[•]	January 31, 2008	[•]	[•]	[•]	28264QLX0/US28264QLX05
Foster Wheeler Ltd. (FWLT)	[•]	15.85%	75%	[•]	[•]	May 1, 2008	[•]	[•]	[•]	28264QLY8/US28264QLY87
Frontier Oil Corporation (FTO)	[•]	15.00%	75%	[•]	[•]	May 1, 2008	[•]	[•]	[•]	28264QLZ5/US28264QLZ52
The Shaw Group Inc. (SGR)	[•]	15.00%	75%	[•]	[•]	May 1, 2008	[•]	[•]	[•]	28264QMA9/US28264QMA9
Chicago Bridge & Iron Company N.V. (CBI)	[•]	12.55%	80%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QMB7/US28264QMB75
Deere & Company (DE)	[•]	9.40%	80%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QMC5/US2864QMC58
Fluor Corporation (FLR)	[•]	10.00%	80%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QMD3/US2864QMD32
Johnson Controls, Inc. (JCI)	[•]	9.60%	80%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QME1/US28264QME15
KBR, Inc. (KBR)	[•]	12.05%	75%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QMF8/US28264QMF89
Massey Energy Company (MEE)	[•]	13.40%	75%	[•]	[•]	October 31, 2008	[•]	[•]	[•]	28264QMG6/US2864QMG62

Trade Date:	October 26, 2007

Original Issue Date:	October 31, 2007

Determination Date:	For the notes maturing on January 31, 2008 the Determination Date will be January 28, 2008.

For the notes maturing on May 1, 2008 the Determination Date will be April 28, 2008.

For the notes maturing on October 31, 2008 the Determination Date will be October 28, 2008.

Interest Payment Dates:	For the notes maturing on January 31, 2008, interest is paid monthly in arrears on the following dates: November 30, 2007; December 31, 2007 and January 31, 2008.

For the notes maturing on May 1, 2008, interest is paid monthly in arrears on the following dates: November 30, 2007; December 31, 2007; February 1, 2008; February 29, 2008; April 1, 2008; and May 1, 2008.

For the notes maturing on October 31, 2008, interest is paid monthly in arrears on the following dates: November 30, 2007; December 31, 2007; January 31, 2008; February 29, 2008; March 31, 2008; April 30, 2008; May 30, 2008; June 30, 2008; July 31, 2008; August 29, 2008; September 30, 2008 and October 31, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this terms supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this terms supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for Notes maturing on January 31, 2008 equals 5.25%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for Notes maturing on May 1, 2008 equals 5.22%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for Notes maturing on October 31, 2008 equals 5.09%. The Put Premium is the Interest Rate minus the Deposit Interest.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of [●] between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Force Protection, Inc.

ISIN:	US3452032028
Relevant Exchange:	NASDAQ

According to its publicly available documents, Force Protection, Inc. manufactures ballistic and blast protected vehicles. Force Protection, Inc.’s specialty vehicles are protected against landmines, hostile fire and Improvised Explosive Devices or IEDs, commonly referred to as roadside bombs. Information provided to or filed with the SEC by Force Protection, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33253.

Historical Performance of Force Protection, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter	30.270	18.800	20.640
Third Quarter	24.390	14.380	16.380
Fourth Quarter (through October 10, 2007)	24.220	22.100	24.220

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $24.22 and a Knock-In Level of $16.954. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $24.22	$1,000.00	$82.50	$1,082.50	8.2500%
$24.22	$1,000.00	$82.50	$1,082.50	8.2500%
$21.80	$1,000.00	$82.50	$1,082.50	8.2500%
$19.38	$1,000.00	$82.50	$1,082.50	8.2500%
$16.96	$1,000.00	$82.50	$1,082.50	8.2500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $24.22 and a Knock-In Level of $16.954. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $24.22	$1,000.00	$82.50	$1,082.50	8.250%
$24.22	$1,000.00	$82.50	$1,082.50	8.250%
$21.80	$900.00	$82.50	$982.50	−1.750%
$19.38	$800.00	$82.50	$882.50	−11.750%
$16.95	$700.00	$82.50	$782.50	−21.750%
$11.63	$600.00	$82.50	$682.50	−31.750%
$9.69	$500.00	$82.50	$582.50	−41.750%
$4.65	$400.00	$82.50	$482.50	−51.750%
$3.49	$300.00	$82.50	$382.50	−61.750%
$0.93	$200.00	$82.50	$282.50	−71.750%
$0.47	$100.00	$82.50	$182.50	−81.750%
$0.00	$0.00	$82.50	$82.50	−91.750%

Description of IntercontinentalExchange, Inc.

ISIN:	US45865V1008
Relevant Exchange:	NYSE

According to its publicly available documents, IntercontinentalExchange, Inc. operates the leading electronic global futures and over-the-counter marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Information provided to or filed with the SEC by IntercontinentalExchange, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32671.

Historical Performance of IntercontinentalExchange, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since November 16, 2005. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2005
Fourth Quarter (from November 16, 2005)	$39.250	$26.000	$36.350
2006
First Quarter	$71.320	$36.900	$69.050
Second Quarter	79.170	46.000	57.940
Third Quarter	76.880	52.810	75.070
Fourth Quarter	113.210	74.450	107.900
2007
First Quarter	$163.860	$115.720	$122.210
Second Quarter	158.550	123.020	147.850
Third Quarter	169.980	129.500	131.400
Fourth Quarter (through October 10, 2007)	169.590	153.560	162.700

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $162.70 and a Knock-In Level of $122.025. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $162.70	$1,000.00	$23.63	$1,023.63	2.3625%
$162.70	$1,000.00	$23.63	$1,023.63	2.3625%
$149.14	$1,000.00	$23.63	$1,023.63	2.3625%
$135.58	$1,000.00	$23.63	$1,023.63	2.3625%
$122.04	$1,000.00	$23.63	$1,023.63	2.3625%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $162.70 and a Knock-In Level of $122.025. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $162.70	$1,000.00	$23.63	$1,023.63	2.363%
$162.70	$1,000.00	$23.63	$1,023.63	2.363%
$146.43	$900.00	$23.63	$923.63	−7.638%
$130.16	$800.00	$23.63	$823.63	−17.638%
$113.89	$700.00	$23.63	$723.63	−27.638%
$78.10	$600.00	$23.63	$623.63	−37.638%
$65.08	$500.00	$23.63	$523.63	−47.638%
$31.24	$400.00	$23.63	$423.63	−57.638%
$23.43	$300.00	$23.63	$323.63	−67.638%
$6.25	$200.00	$23.63	$223.63	−77.638%
$3.12	$100.00	$23.63	$123.63	−87.638%
$0.00	$0.00	$23.63	$23.63	−97.638%

Description of Overstock.com, Inc.

ISIN:	US6903701018
Relevant Exchange:	NASDAQ

According to its publicly available documents, Overstock.com Inc is an online “closeout” retailer offering discount brand name merchandise, including bed-and-bath goods, home décor, kitchenware, watches, jewelry, electronics and computers, sporting goods, apparel, designer accessories and travel services, among other products. Overstock.com, Inc. also sells books, magazines, CDs, DVDs, videocassettes and video games and operate as part of its Website an online auction site. Information provided to or filed with the SEC by Overstock.com Inc pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-49799.

Historical Performance of Overstock.com, Inc.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$34.840	$16.317	$30.880
Second Quarter	40.230	30.650	39.110
Third Quarter	38.270	27.880	36.730
Fourth Quarter	76.050	38.430	69.000
2005
First Quarter	$65.940	$41.750	$42.990
Second Quarter	43.305	34.150	35.600
Third Quarter	46.870	36.440	38.350
Fourth Quarter	41.590	28.150	28.150
2006
First Quarter	$32.460	$22.180	$29.820
Second Quarter	29.310	19.590	21.260
Third Quarter	21.990	16.220	17.530
Fourth Quarter	18.620	13.430	15.800
2007
First Quarter	$19.060	$14.430	$16.600
Second Quarter	19.340	16.090	18.270
Third Quarter	34.540	17.610	28.800
Fourth Quarter (through October 10, 2007)	34.540	31.670	34.540

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $34.54 and a hypothetical Knock-In Level of $24.178. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $34.54	$1,000.00	$52.75	$1,052.75	5.2750%
$34.54	$1,000.00	$52.75	$1,052.75	5.2750%
$31.09	$1,000.00	$52.75	$1,052.75	5.2750%
$27.63	$1,000.00	$52.75	$1,052.75	5.2750%
$24.19	$1,000.00	$52.75	$1,052.75	5.2750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $34.54 and a hypothetical Knock-In Level of $24.178. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $34.54	$1,000.00	$52.75	$1,052.75	5.275%
$34.54	$1,000.00	$52.75	$1,052.75	5.275%
$31.09	$900.00	$52.75	$952.75	−4.725%
$27.63	$800.00	$52.75	$852.75	−14.725%
$24.18	$700.00	$52.75	$752.75	−24.725%
$16.58	$600.00	$52.75	$652.75	−34.725%
$13.82	$500.00	$52.75	$552.75	−44.725%
$6.63	$400.00	$52.75	$452.75	−54.725%
$4.97	$300.00	$52.75	$352.75	−64.725%
$1.33	$200.00	$52.75	$252.75	−74.725%
$0.66	$100.00	$52.75	$152.75	−84.725%
$0.00	$0.00	$52.75	$52.75	−94.725%

Description of ValueClick, Inc.

ISIN:	US92046N1028
Relevant Exchange:	NASDAQ

According to its publicly available documents, ValueClick Inc sells targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and increased brand recognition on their behalf with large numbers of online consumers. Information provided to or filed with the SEC by ValueClick Inc pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-31357.

Historical Performance of ValueClick, Inc.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$11.940	$9.240	$10.800
Second Quarter	12.480	9.470	11.980
Third Quarter	11.940	6.480	9.440
Fourth Quarter	13.930	9.020	13.330
2005
First Quarter	$13.640	$10.540	$10.610
Second Quarter	12.330	9.520	12.330
Third Quarter	17.430	12.190	17.090
Fourth Quarter	20.240	15.520	18.110
2006
First Quarter	$20.640	$15.700	$16.920
Second Quarter	18.350	13.670	15.350
Third Quarter	18.540	13.330	18.540
Fourth Quarter	25.060	17.650	23.630
2007
First Quarter	$29.130	$22.780	$26.130
Second Quarter	35.000	26.150	29.460
Third Quarter	30.970	18.940	22.460
Fourth Quarter (through October 10, 2007)	29.320	23.020	29.320

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $29.32 and a hypothetical Knock-In Level of $20.524. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $29.32	$1,000.00	$63.00	$1,063.00	6.3000%
$29.32	$1,000.00	$63.00	$1,063.00	6.3000%
$26.39	$1,000.00	$63.00	$1,063.00	6.3000%
$23.46	$1,000.00	$63.00	$1,063.00	6.3000%
$20.53	$1,000.00	$63.00	$1,063.00	6.3000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $29.32 and a hypothetical Knock-In Level of $20.524. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		3 Month
	Payment at	3 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $29.32	$1,000.00	$63.00	$1,063.00	6.300%
$29.32	$1,000.00	$63.00	$1,063.00	6.300%
$26.39	$900.00	$63.00	$963.00	−3.700%
$23.46	$800.00	$63.00	$863.00	−13.700%
$20.52	$700.00	$63.00	$763.00	−23.700%
$14.07	$600.00	$63.00	$663.00	−33.700%
$11.73	$500.00	$63.00	$563.00	−43.700%
$5.63	$400.00	$63.00	$463.00	−53.700%
$4.22	$300.00	$63.00	$363.00	−63.700%
$1.13	$200.00	$63.00	$263.00	−73.700%
$0.56	$100.00	$63.00	$163.00	−83.700%
$0.00	$0.00	$63.00	$63.00	−93.700%

Description of Foster Wheeler Ltd.

ISIN:	BMG365351391
Relevant Exchange:	NASDAQ

According to its publicly available documents, Foster Wheeler Ltd. operates through two business groups: the Global Engineering and Construction Group and the Global Power Group. The Global E&C Group, which operates worldwide, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, and chemical and petrochemical, pharmaceutical, biotechnology and healthcare facilities and related infrastructure, including power generation and distribution facilities. The Global Power Group designs, manufactures, and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities worldwide. Information provided to or filed with the SEC by Foster Wheeler Ltd. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-31305.

Historical Performance of Foster Wheeler Ltd.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$38.000	$20.200	$35.000
Second Quarter	35.600	21.600	28.000
Third Quarter	21.000	9.100	9.400
Fourth Quarter	15.900	8.800	15.870
2005
First Quarter	$19.000	$12.700	$17.400
Second Quarter	19.660	12.870	19.660
Third Quarter	31.030	19.900	30.890
Fourth Quarter	37.650	26.660	36.780
2006
First Quarter	$52.000	$36.270	$47.310
Second Quarter	50.470	35.490	43.200
Third Quarter	44.450	34.140	38.590
Fourth Quarter	56.350	38.570	55.140
2007
First Quarter	$59.580	$47.200	$58.390
Second Quarter	109.720	58.600	106.990
Third Quarter	148.600	89.370	131.280
Fourth Quarter (through October 10, 2007)	148.600	131.850	148.600

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $148.6 and a hypothetical Knock-In Level of $111.45. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $148.60	$1,000.00	$79.25	$1,079.25	7.9250%
$148.60	$1,000.00	$79.25	$1,079.25	7.9250%
$136.22	$1,000.00	$79.25	$1,079.25	7.9250%
$123.83	$1,000.00	$79.25	$1,079.25	7.9250%
$111.46	$1,000.00	$79.25	$1,079.25	7.9250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $148.6 and a hypothetical Knock-In Level of $111.45. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $148.60	$1,000.00	$79.25	$1,079.25	7.925%
$148.60	$1,000.00	$79.25	$1,079.25	7.925%
$133.74	$900.00	$79.25	$979.25	−2.075%
$118.88	$800.00	$79.25	$879.25	−12.075%
$104.02	$700.00	$79.25	$779.25	−22.075%
$71.33	$600.00	$79.25	$679.25	−32.075%
$59.44	$500.00	$79.25	$579.25	−42.075%
$28.53	$400.00	$79.25	$479.25	−52.075%
$21.40	$300.00	$79.25	$379.25	−62.075%
$5.71	$200.00	$79.25	$279.25	−72.075%
$2.85	$100.00	$79.25	$179.25	−82.075%
$0.00	$0.00	$79.25	$79.25	−92.075%

Description of Frontier Oil Corporation

ISIN:	US35914P1057
Relevant Exchange:	NYSE

According to its publicly available documents, Frontier Oil Corporation is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. Information provided to or filed with the SEC by Frontier Oil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07627.

Historical Performance of Frontier Oil Corporation

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$4.930	$4.038	$4.845
Second Quarter	5.298	4.378	5.298
Third Quarter	5.903	4.625	5.903
Fourth Quarter	6.665	5.695	6.665
2005
First Quarter	$9.065	$6.128	$9.065
Second Quarter	14.675	9.715	14.675
Third Quarter	22.255	13.780	22.175
Fourth Quarter	22.785	15.980	18.765
2006
First Quarter	$30.430	$19.810	$29.675
Second Quarter	32.950	23.855	32.400
Third Quarter	36.750	24.820	26.580
Fourth Quarter	32.490	24.890	28.740
2007
First Quarter	$33.350	$25.650	$32.640
Second Quarter	45.540	32.480	43.770
Third Quarter	48.490	33.560	41.640
Fourth Quarter (through October 10, 2007)	45.820	41.980	45.820

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $16.38 and a hypothetical Knock-In Level of $11.466. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $16.38	$1,000.00	$71.75	$1,071.75	7.1750%
$16.38	$1,000.00	$71.75	$1,071.75	7.1750%
$14.74	$1,000.00	$71.75	$1,071.75	7.1750%
$13.10	$1,000.00	$71.75	$1,071.75	7.1750%
$11.48	$1,000.00	$71.75	$1,071.75	7.1750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $16.38 and a hypothetical Knock-In Level of $11.466. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $16.38	$1,000.00	$71.75	$1,071.75	7.175%
$16.38	$1,000.00	$71.75	$1,071.75	7.175%
$14.74	$900.00	$71.75	$971.75	−2.825%
$13.10	$800.00	$71.75	$871.75	−12.825%
$11.47	$700.00	$71.75	$771.75	−22.825%
$7.86	$600.00	$71.75	$671.75	−32.825%
$6.55	$500.00	$71.75	$571.75	−42.825%
$3.14	$400.00	$71.75	$471.75	−52.825%
$2.36	$300.00	$71.75	$371.75	−62.825%
$0.63	$200.00	$71.75	$271.75	−72.825%
$0.31	$100.00	$71.75	$171.75	−82.825%
$0.00	$0.00	$71.75	$71.75	−92.825%

Description of The Shaw Group Inc. (SGR)

ISIN:	US8202801051
Relevant Exchange:	NYSE

According to its publicly available documents, The Shaw Group Inc. is an engineering, technology, construction, fabrication, environmental and industrial services organization. Information provided to or filed with the SEC by The Shaw Group Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-12227.

Historical Performance of The Shaw Group Inc.

Table of Hypothetical Returns

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$13.390	$10.400	$10.840
Second Quarter	12.970	9.990	10.130
Third Quarter	12.000	9.240	12.000
Fourth Quarter	17.940	11.340	17.850
2005
First Quarter	$23.010	$15.540	$21.800
Second Quarter	22.170	17.820	21.510
Third Quarter	24.860	16.190	24.660
Fourth Quarter	31.350	20.460	29.090
2006
First Quarter	$35.810	$28.260	$30.400
Second Quarter	33.360	23.320	27.800
Third Quarter	27.310	19.730	23.640
Fourth Quarter	34.090	23.650	33.500
2007
First Quarter	$34.200	$28.600	$31.270
Second Quarter	46.290	29.320	46.290
Third Quarter	65.000	44.650	58.100
Fourth Quarter (through October 10, 2007)	65.000	58.510	65.000

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $65 and a hypothetical Knock-In Level of $48.75. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $65.00	$1,000.00	$75.00	$1,075.00	7.5000%
$65.00	$1,000.00	$75.00	$1,075.00	7.5000%
$59.58	$1,000.00	$75.00	$1,075.00	7.5000%
$54.17	$1,000.00	$75.00	$1,075.00	7.5000%
$48.76	$1,000.00	$75.00	$1,075.00	7.5000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $65 and a hypothetical Knock-In Level of $48.75. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $65.00	$1,000.00	$75.00	$1,075.00	7.500%
$65.00	$1,000.00	$75.00	$1,075.00	7.500%
$58.50	$900.00	$75.00	$975.00	−2.500%
$52.00	$800.00	$75.00	$875.00	−12.500%
$45.50	$700.00	$75.00	$775.00	−22.500%
$31.20	$600.00	$75.00	$675.00	−32.500%
$26.00	$500.00	$75.00	$575.00	−42.500%
$12.48	$400.00	$75.00	$475.00	−52.500%
$9.36	$300.00	$75.00	$375.00	−62.500%
$2.50	$200.00	$75.00	$275.00	−72.500%
$1.25	$100.00	$75.00	$175.00	−82.500%
$0.00	$0.00	$75.00	$75.00	−92.500%

Description of Chicago Bridge & Iron Company N.V.

ISIN:	US1672501095
Relevant Exchange:	NYSE

According to its publicly available documents, Chicago Bridge & Iron Company N.V. is an engineering, procurement and construction company, specializing in projects for customers that produce, process, store and distribute the world’s natural resources. Information provided to or filed with the SEC by Chicago Bridge & Iron Company N.V. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-12815.

Historical Performance of Chicago Bridge & Iron Company N.V.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$16.030	$12.420	$13.915
Second Quarter	15.075	12.455	13.925
Third Quarter	15.000	13.370	14.995
Fourth Quarter	20.515	14.600	20.000
2005
First Quarter	$23.655	$18.300	$22.015
Second Quarter	25.000	20.040	22.860
Third Quarter	31.500	22.910	31.090
Fourth Quarter	32.500	20.310	25.210
2006
First Quarter	$31.200	$21.600	$24.000
Second Quarter	26.850	22.030	24.150
Third Quarter	27.440	22.890	24.060
Fourth Quarter	29.500	23.290	27.340
2007
First Quarter	$31.270	$26.180	$30.750
Second Quarter	39.170	30.210	37.740
Third Quarter	44.740	33.700	43.060
Fourth Quarter (through October 10, 2007)	44.740	42.500	44.740

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $44.74 and a hypothetical Knock-In Level of $35.792. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		6 Month
	Payment at	6 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $44.74	$1,000.00	$125.50	$1,125.50	12.5500%
$44.74	$1,000.00	$125.50	$1,125.50	12.5500%
$41.76	$1,000.00	$125.50	$1,125.50	12.5500%
$38.77	$1,000.00	$125.50	$1,125.50	12.5500%
$35.80	$1,000.00	$125.50	$1,125.50	12.5500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $44.74 and a hypothetical Knock-In Level of $35.792. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $44.74	$1,000.00	$125.50	$1,125.50	12.550%
$44.74	$1,000.00	$125.50	$1,125.50	12.550%
$40.27	$900.00	$125.50	$1,025.50	−2.550%
$35.79	$800.00	$125.50	$925.50	−7.450%
$31.32	$700.00	$125.50	$825.50	−17.450%
$21.48	$600.00	$125.50	$725.50	−27.450%
$17.90	$500.00	$125.50	$625.50	−37.450%
$8.59	$400.00	$125.50	$525.50	−47.450%
$6.44	$300.00	$125.50	$425.50	−57.450%
$1.72	$200.00	$125.50	$325.50	−67.450%
$0.86	$100.00	$125.50	$225.50	−77.450%
$0.00	$0.00	$125.50	$125.50	−87.450%

Description of Deere & Company

ISIN:	US2441991054
Relevant Exchange:	NYSE

According to its publicly available documents, Deere & Company has operations which are categorized into four major business segments: an agricultural equipment segment, a commercial and consumer equipment segment, a construction and forestry segment and a credit segment. Information provided to or filed with the SEC by Deere & Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-04121.

Historical Performance of Deere & Company

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$69.940	$60.990	$69.310
Second Quarter	74.850	62.900	70.140
Third Quarter	67.860	57.600	64.550
Fourth Quarter	74.420	58.050	74.400
2005
First Quarter	$72.940	$68.850	$67.130
Second Quarter	68.120	59.690	65.490
Third Quarter	73.530	60.400	61.200
Fourth Quarter	70.580	57.160	68.110
2006
First Quarter	$79.780	$68.000	$79.050
Second Quarter	91.340	77.300	83.490
Third Quarter	84.780	68.670	83.910
Fourth Quarter	98.140	83.590	95.070
2007
First Quarter	$115.950	$90.890	$108.640
Second Quarter	124.300	104.480	120.740
Third Quarter	154.700	117.090	148.420
Fourth Quarter (through October 10, 2007)	154.700	145.010	154.700

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $154.7 and a hypothetical Knock-In Level of $123.76. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $154.70	$1,000.00	$94.00	$1,094.00	9.4000%
$154.70	$1,000.00	$94.00	$1,094.00	9.4000%
$144.39	$1,000.00	$94.00	$1,094.00	9.4000%
$134.07	$1,000.00	$94.00	$1,094.00	9.4000%
$123.77	$1,000.00	$94.00	$1,094.00	9.4000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $154.7 and a hypothetical Knock-In Level of $123.76. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $154.70	$1,000.00	$94.00	$1,094.00	9.400%
$154.70	$1,000.00	$94.00	$1,094.00	9.400%
$139.23	$900.00	$94.00	$994.00	−0.600%
$123.76	$800.00	$94.00	$894.00	−10.600%
$108.29	$700.00	$94.00	$794.00	−20.600%
$74.26	$600.00	$94.00	$694.00	−30.600%
$61.88	$500.00	$94.00	$594.00	−40.600%
$29.70	$400.00	$94.00	$494.00	−50.600%
$22.28	$300.00	$94.00	$394.00	−60.600%
$5.94	$200.00	$94.00	$294.00	−70.600%
$2.97	$100.00	$94.00	$194.00	−80.600%
$0.00	$0.00	$94.00	$94.00	−90.600%

Description of Fluor Corporation

ISIN:	US3434121022
Relevant Exchange:	NYSE

According to its publicly available documents, Fluor Corporation provides services on a global basis in the fields of engineering, procurement, construction and maintenance services. Information provided to or filed with the SEC by Fluor Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-16129.

Historical Performance of Fluor Corporation

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$41.340	$36.970	$38.690
Second Quarter	47.670	36.840	47.670
Third Quarter	46.860	41.660	44.520
Fourth Quarter	54.540	43.220	54.510
2005
First Quarter	$63.250	$50.370	$55.430
Second Quarter	61.470	51.440	57.590
Third Quarter	65.150	57.400	64.380
Fourth Quarter	78.150	58.670	77.260
2006
First Quarter	$88.080	$76.750	$85.800
Second Quarter	101.950	82.300	92.930
Third Quarter	94.680	75.140	76.890
Fourth Quarter	87.360	74.400	81.650
2007
First Quarter	$93.550	$75.920	$89.720
Second Quarter	111.370	90.050	111.370
Third Quarter	158.330	113.260	143.980
Fourth Quarter (through October 10, 2007)	158.330	148.680	158.330

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $158.33 and a hypothetical Knock-In Level of $126.664. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $158.33	$1,000.00	$100.00	$1,100.00	10.0000%
$158.33	$1,000.00	$100.00	$1,100.00	10.0000%
$147.77	$1,000.00	$100.00	$1,100.00	10.0000%
$137.22	$1,000.00	$100.00	$1,100.00	10.0000%
$126.67	$1,000.00	$100.00	$1,100.00	10.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $158.33 and a hypothetical Knock-In Level of $126.664. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $158.33	$1,000.00	$100.00	$1,100.00	10.000%
$158.33	$1,000.00	$100.00	$1,100.00	10.000%
$142.50	$900.00	$100.00	$1,000.00	0.000%
$126.66	$800.00	$100.00	$900.00	−10.000%
$110.83	$700.00	$100.00	$800.00	−20.000%
$76.00	$600.00	$100.00	$700.00	−30.000%
$63.33	$500.00	$100.00	$600.00	−40.000%
$30.40	$400.00	$100.00	$500.00	−50.000%
$22.80	$300.00	$100.00	$400.00	−60.000%
$6.08	$200.00	$100.00	$300.00	−70.000%
$3.04	$100.00	$100.00	$200.00	−80.000%
$0.00	$0.00	$100.00	$100.00	−90.000%

Description of Johnson Controls, Inc.

ISIN:	US4783661071
Relevant Exchange:	NYSE

According to its publicly available documents, Johnson Controls, Inc. operates in three primary businesses: building efficiency, automotive experience, and power solutions. Information provided to or filed with the SEC by Johnson Controls, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-5097.

Historical Performance of Johnson Controls, Inc.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$20.300	$18.883	$19.717
Second Quarter	20.027	17.053	17.793
Third Quarter	19.107	17.090	18.937
Fourth Quarter	21.277	17.963	21.147
2005
First Quarter	$20.930	$18.433	$18.587
Second Quarter	19.247	17.643	18.777
Third Quarter	20.737	18.800	20.683
Fourth Quarter	24.647	20.093	24.303
2006
First Quarter	$25.813	$22.247	$25.310
Second Quarter	30.000	24.667	27.407
Third Quarter	28.603	22.800	23.913
Fourth Quarter	28.930	23.980	28.640
2007
First Quarter	$33.190	$28.250	$31.540
Second Quarter	38.897	31.757	38.590
Third Quarter	42.117	34.827	39.370
Fourth Quarter (through October 10, 2007)	40.660	38.850	40.190

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $40.19 and a hypothetical Knock-In Level of $32.152. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $40.19	$1,000.00	$96.00	$1,096.00	9.6000%
$40.19	$1,000.00	$96.00	$1,096.00	9.6000%
$37.51	$1,000.00	$96.00	$1,096.00	9.6000%
$34.83	$1,000.00	$96.00	$1,096.00	9.6000%
$32.16	$1,000.00	$96.00	$1,096.00	9.6000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $40.19 and a hypothetical Knock-In Level of $32.152. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $40.19	$1,000.00	$96.00	$1,096.00	9.600%
$40.19	$1,000.00	$96.00	$1,096.00	9.600%
$36.17	$900.00	$96.00	$996.00	−0.400%
$32.15	$800.00	$96.00	$896.00	−10.400%
$28.13	$700.00	$96.00	$796.00	−20.400%
$19.29	$600.00	$96.00	$696.00	−30.400%
$16.08	$500.00	$96.00	$596.00	−40.400%
$7.72	$400.00	$96.00	$496.00	−50.400%
$5.79	$300.00	$96.00	$396.00	−60.400%
$1.54	$200.00	$96.00	$296.00	−70.400%
$0.77	$100.00	$96.00	$196.00	−80.400%
$0.00	$0.00	$96.00	$96.00	−90.400%

Description of KBR, Inc.

ISIN:	US48242W1062
Relevant Exchange:	NYSE

According to its publicly available documents, KBR, Inc. is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. Information provided to or filed with the SEC by KBR, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33146.

Historical Performance of KBR, Inc.

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since September 30, 2006. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2006
Fourth Quarter (from September 30, 2006)	$27.010	$17.000	$26.160
2007
First Quarter	$25.320	$20.000	$20.350
Second Quarter	28.920	20.540	26.230
Third Quarter	43.000	26.690	38.770
Fourth Quarter (through October 10, 2007)	43.000	39.130	43.000

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $43 and a hypothetical Knock-In Level of $32.25. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $43.00	$1,000.00	$120.50	$1,120.50	12.0500%
$43.00	$1,000.00	$120.50	$1,120.50	12.0500%
$39.42	$1,000.00	$120.50	$1,120.50	12.0500%
$35.83	$1,000.00	$120.50	$1,120.50	12.0500%
$32.26	$1,000.00	$120.50	$1,120.50	12.0500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $43 and a hypothetical Knock-In Level of $32.25. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $43.00	$1,000.00	$120.50	$1,120.50	12.050%
$43.00	$1,000.00	$120.50	$1,120.50	12.050%
$38.70	$900.00	$120.50	$1,020.50	2.050%
$34.40	$800.00	$120.50	$920.50	−7.950%
$30.10	$700.00	$120.50	$820.50	−17.950%
$20.64	$600.00	$120.50	$720.50	−27.950%
$17.20	$500.00	$120.50	$620.50	−37.950%
$8.26	$400.00	$120.50	$520.50	−47.950%
$6.19	$300.00	$120.50	$420.50	−57.950%
$1.65	$200.00	$120.50	$320.50	−67.950%
$0.83	$100.00	$120.50	$220.50	−77.950%
$0.00	$0.00	$120.50	$120.50	−87.950%

Description of Massey Energy Company

ISIN:	US5762061068
Relevant Exchange:	NYSE

According to its publicly available documents, Massey Energy Company produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulphur content, through 22 processing and shipping centres. Information provided to or filed with the SEC by Massey Energy Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-7775.

Historical Performance of Massey Energy Company

The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$23.500	$19.100	$22.070
Second Quarter	28.210	21.330	28.210
Third Quarter	29.650	25.020	28.930
Fourth Quarter	36.170	26.120	34.950
2005
First Quarter	$45.900	$31.860	$40.040
Second Quarter	41.500	35.450	37.720
Third Quarter	55.500	38.330	51.070
Fourth Quarter	52.060	37.500	37.870
2006
First Quarter	$41.250	$33.720	$36.070
Second Quarter	43.850	32.770	36.000
Third Quarter	36.830	19.810	20.940
Fourth Quarter	27.750	19.630	23.230
2007
First Quarter	$26.010	$21.800	$23.990
Second Quarter	30.400	24.380	26.650
Third Quarter	26.660	17.360	21.820
Fourth Quarter (through October 10, 2007)	26.480	21.620	26.480

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $26.48 and a hypothetical Knock-In Level of $19.86. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $26.48	$1,000.00	$134.00	$1,134.00	13.4000%
$26.48	$1,000.00	$134.00	$1,134.00	13.4000%
$24.27	$1,000.00	$134.00	$1,134.00	13.4000%
$22.07	$1,000.00	$134.00	$1,134.00	13.4000%
$19.87	$1,000.00	$134.00	$1,134.00	13.4000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $26.48 and a hypothetical Knock-In Level of $19.86. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

	Value of		12 Month
	Payment at	12 Monthly	Total Return
Assumed Closing Price on Determination Date	Maturity	Interest Payments	$	%

Greater than: $26.48	$1,000.00	$134.00	$1,134.00	13.400%
$26.48	$1,000.00	$134.00	$1,134.00	13.400%
$23.83	$900.00	$134.00	$1,034.00	3.400%
$21.18	$800.00	$134.00	$934.00	−6.600%
$18.54	$700.00	$134.00	$834.00	−16.600%
$12.71	$600.00	$134.00	$734.00	−26.600%
$10.59	$500.00	$134.00	$634.00	−36.600%
$5.08	$400.00	$134.00	$534.00	−46.600%
$3.81	$300.00	$134.00	$434.00	−56.600%
$1.02	$200.00	$134.00	$334.00	−66.600%
$0.51	$100.00	$134.00	$234.00	−76.600%
$0.00	$0.00	$134.00	$134.00	−86.600%